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                                   Exhibit 1
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                            JOINT FILING AGREEMENT

     In accordance with Rule 13d-1(f)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common stock, par value $2.50 per share, of Fleming Companies, Inc., an Oklahoma corporation, and that this Agreement may be included as an exhibit to such joint filing.

     IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of March 26, 2001.


     U.S. TRANSPORTATION, LLC

     By:  The Yucaipa Companies, LLC
          Its Managing Member

          By: /s/ Ronald W. Burkle
              --------------------------------
               Ronald W. Burkle
               Its Managing Member


     THE YUCAIPA COMPANIES, LLC

     By:  /s/ Ronald W. Burkle
         -------------------------------------
          Ronald W. Burkle
          Its Managing Member


     RONALD W. BURKLE

       /s/ Ronald W. Burkle
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